SUPPLEMENTARY AGREEMENT TO THE AGREEMENT FOR SHARE EXCHANGE BY AND BETWEEN STUDIO II BRANDS, INC., HIPPO LACE LIMITED AND GU YAO ENTERED ON FEBRUARY 10, 2011

This Agreement (“Agreement”) is made and entered into this February 10, 2011 between Studio II Brands, INC (“Studio II”), Mr. Gu Yao (“GU”) and Hippo Lace Limited (“Hippo Lace”) that pursuant to the Agreement for Share Exchange entered between Studio II, Gu and Hippo Lace on 10 February 2011, Studio II issued 2,291,100 shares of common stock of Studio II to Gu as consideration in exchange for 100% of the issued and outstanding common stock of Hippo Lace.  Such consideration also included repayment of balance of shareholder’s loan (“Shareholder’s Loan”) as of September 30, 2010 from Gu to Hippo Lace entered on December 11, 2009 and upon completion of the share exchange on February 10, 2011, Studio II becomes the sole shareholder of Hippo Lace and successor of Gu to own the Shareholder’s Loan to Hippo Lace.

Other terms and conditions in the Shareholder’s Loan remain unchanged.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers or agents as of the day and year first above written.

SHAREHOLDER OF HIPPO LACE LIMITED

\s\ Gu Yao

GU YAO

STUDIO II BRANDS, INC

\s\ Cheung Ming

CHEUNG MING, CEO

HIPPO LACE LIMITED

\s\ Gu Yao

GU YAO, CEO